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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Chen and Ronald Gorthuis, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-QSB and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1934, THIS FROM 10-QSB HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:


    SIGNATURE                           TITLE                        DATE
    ---------                           -----                        ----

/s/ David Chen               Chief Executive Officer and          July 28, 2005
-------------------                   Director
David Chen

/s/ Ronald Gorthuis             Chief Financial Officer           July 28, 2005
-------------------
Ronald Gorthuis